SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 14, 2013

VARIAN MEDICAL SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7598	94-2359345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Hansen Way, Palo Alto, CA	94304-1030
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(650) 493-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Varian Medical Systems, Inc. (the “Company”) was held on February 14, 2013 (the “Stockholders’ Meeting”). The Company’s stockholders voted on the following four proposals at the Stockholders’ Meeting and cast their votes as follows:

Proposal One:

The following individuals were elected to serve as directors for three-year terms ending with the 2016 Annual Meeting of Stockholders by the votes set forth in the following table:

	For	Withheld	Broker Non-Votes
R. Andrew Eckert	80,056,366	1,779,287	9,754,412
Mark R. Laret	81,251,387	584,266	9,754,412
Erich R. Reinhardt	81,330,369	505,284	9,754,412

Directors Susan L. Bostrom, Timothy E. Guertin, David J. Illingworth, Richard M. Levy, Ruediger Naumann-Etienne, Venkatraman Thyagarajan and Dow R. Wilson continued in office following the Stockholders’ Meeting.

Proposal Two:

The stockholders approved, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, by the votes set forth in the following table:

For	Against	Abstain	Broker Non-Votes
76,430,427	2,693,458	2,711,768	9,754,412

Proposal Three:

The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2013 was ratified, by the votes set forth in the following table:

For	Against	Abstain	Broker Non-Votes(1)
90,444,443	1,018,903	126,719	--

Proposal Four:

The stockholders approved a stockholder proposal urging the Board of Directors to take all necessary steps to eliminate the classification of the Board of Directors.

For	Against	Abstain	Broker Non-Votes
61,251,632	20,395,992	188,029	9,754,412

(1)	Pursuant to the rules of the New York Stock Exchange, this proposal constituted a routine matter. Therefore, brokers were permitted to vote without receipt of instructions from beneficial owners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Varian Medical Systems, Inc.

By:	/s/ John W. Kuo
Name: Title:	John W. Kuo Senior Vice President, General Counsel and Corporate Secretary

Dated: February 15, 2013